UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 16, 2024
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Caribou Biosciences, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-40631	45-3728228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 7th Street, Suite 105 Berkeley, California		94710
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (510) 982-6030
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CRBU	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On July 16, 2024, Caribou Biosciences, Inc. (the “Company” or “Caribou”) reported in Item 2.05 below that, on a preliminary unaudited basis, the Company expects to report that it had $311.8 million in cash, cash equivalents, and marketable securities as of June 30, 2024. This estimate of cash, cash equivalents, and marketable securities is its preliminary estimate based on currently available information and does not present all necessary information for an understanding of the Company’s financial condition as of June 30, 2024 or its results of operations for the three and six months ended June 30, 2024. As the Company completes its quarter-end financial close process and finalizes its financial statements for the three and six months ended June 30, 2024, the Company may be required to make significant adjustments in a number of areas that may result in the estimate provided herein being different than the final reported cash, cash equivalents, and marketable securities as of June 30, 2024.
Item 2.05 Costs Associated with Exit or Disposal Activities.
On July 16, 2024, the Company discontinued preclinical research activities associated with its allogeneic CAR-NK platform and reduced its workforce by 21 positions, or approximately 12%. The Company is undertaking this reduction to extend its cash runway and focus resources on its allogeneic CAR-T cell therapy platform and on rapidly advancing four oncology and autoimmune disease clinical programs through multiple milestones expected in 2024 and 2025. The Company expects to substantially complete the reduction by the end of the third quarter of 2024.
The workforce reduction, together with other cost containment measures, is expected to extend the Company’s cash runway by at least six months into the second half of 2026. On a preliminary unaudited basis, Caribou expects to report that it had $311.8 million in cash, cash equivalents, and marketable securities as of June 30, 2024.
In connection with the workforce reduction, the Company currently estimates it will incur approximately $0.5 million to $1.0 million in costs, consisting primarily of cash severance costs, benefits, and transition support services for impacted employees, which the Company expects to recognize in the third quarter of 2024.
The estimates of costs and expenses that the Company expects to incur in connection with the CAR-NK platform discontinuation and workforce reduction are subject to a number of assumptions, and actual results may differ materially. The Company may also incur costs not currently contemplated due to events that may occur as a result of, or that are associated with, this decision.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements include, without limitation, the Company’s estimated cash, cash equivalents, and marketable securities position as of June 30, 2024; the Company’s expected cash runway; anticipated costs associated with the workforce reduction, including specific categories of costs and future cash expenditures and the timing of when the reduction is expected to be completed and the anticipated costs recognized; and the Company’s position, plans, strategies, and timelines for the continued and future clinical development of its CAR-T cell therapies. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements are subject to risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include, without limitation, risks inherent in the development of cell therapy products; uncertainties related to the initiation, cost, timing, progress, and results of the Company’s research and development programs, preclinical studies, and clinical trials; and the risk that initial, preliminary, or interim clinical trial data will not ultimately be predictive of the safety and efficacy of the Company’s product candidates or that clinical outcomes may differ as patient enrollment continues and as more patient data becomes available and is fully evaluated; the ability to obtain key regulatory input and approvals; as well as other risk factors described from time to time in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent filings. In light of the significant uncertainties in these forward-looking statements, forward-looking statements should not be relied upon as predictions of future events. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Caribou Biosciences, Inc.

Date:	July 16, 2024	By:	/s/ Rachel E. Haurwitz
Rachel E. Haurwitz President and Chief Executive Officer